                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, with respect to the consolidated financial statements of Horizons Technology, Inc., dated March 9, 1998 included in The Titan Corporation's Form S-4 Registration Statement dated June 10, 1998 and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP

San Diego, California
June 23, 1998